FOR IMMEDIATE RELEASE

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC. (OTCBB: TGRV)
COMPLETES MERGER, NAME CHANGE AND REINCORPORATES IN
DELAWARE

FOXBOROUGH, Mass. – October 7, 2004 – Trafalgar Ventures, Inc. (OTC Bulletin Board: TGRV) announced today that it has completed a merger with privately held Cyberkinetics, Inc., a neurotechnology company headquartered in Foxborough, Massachusetts. The new Company has been renamed to Cyberkinetics Neurotechnology Systems, Inc.

The transaction was completed by the merger of a wholly owned subsidiary of Trafalgar Ventures with and into Cyberkinetics, Inc. with Cyberkinetics, Inc. as the surviving corporation and a wholly -owned operating subsidiary of Trafalgar Ventures. In consideration for their shares of Cyberkinetics' capital stock, the Cyberkinetics stockholders collectively received approximately 92 percent of Trafalgar Ventures' equity after giving effect to the transaction. Further, the officers and directors of Cyberkinetics replaced all of the officers and directors of Trafalgar Ventures, Trafalgar Ventures ceased all of its existing business operations, and has adopted and implemented Cyberkinetics' business plan upon completion of the merger.

In connection with the merger, Trafalgar Ventures has reincorporated from Nevada to Delaware, and changed its name to Cyberkinetics Neurotechnology Systems, Inc. A new ticker symbol for the company's common stock will be disclosed when available.

According to the terms of the merger, each share of the company's outstanding common stock has automatically converted into one share of common stock of Cyberkinetics Neurotechnology Systems, Inc. As a result, the company now has outstanding approximately 13,639,000 shares of common stock.

"This transaction will allow us to accelerate our strategy of creating products which can provide long term interfaces between the human nervous system and computers," said Timothy Surgenor, President and CEO of Cyberkinetics Neurotechnology Systems, Inc. "Our lead product, the BrainGate™ Neural Interface System is currently undergoing a pilot clinical trial to evaluate the safety and effectiveness of providing a quadriplegic person with the ability to control computers, and other devices, with thought alone. The BrainGate system is based on a technology platform that may also be utilized in the future to develop and commercialize medical devices for the monitoring, diagnosis and treatment of many neurological disorders, such as epilepsy and depression."

About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics, a leader in neurotechnology, an emerging field driven by advances in neuroscience, computer science, and engineering, is focused on treating nervous system dysfunction. Cyberkinetics' first product, BrainGate™ Neural Interface System, is designed to give severely paralyzed individuals a long-term, direct brain-computer interface for the purpose of communication and control of a computer and other devices. Patients are currently being enrolled into a pilot clinical trial to test its safety and effectiveness. Cyberkinetics' intellectual property features key technologies licensed from Brown University, the Massachusetts Institute of Technology, Emory University, and the University of Utah. Cyberkinetics is headquartered in Foxborough, Massachusetts and conducts engineering and research in Salt Lake City, Utah. More information is available at www.cyberkineticsinc.com.

Forward Looking Safe Harbor Statement:
This press release contains forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see our filings with the Securities and Exchange Commission.

Media Contact:
Kari Lampka
MacDougall BioCommunications, Inc.
(508) 647-0209
klampka@macbiocom.com

Investor Relations Contact:
Brian Korb (212) 477-9007 , ext 23
bkorb@troutgroup.com

Company Contact:
Jessica Duda (508) 549-9981 Ext 112

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